U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2007

Consolidated Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51667	91-2008446
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

316 Main Street, Suite L
Humble, TX 77338
(Address of principal executive offices)

(281) 446-7122
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2007 the Registrant entered into a material definitive agreement with CTI Petroleum, Inc. (“the Lender”) regarding the loan to the Registrant of $150,000. There is no material relationship between the Registrant or its affiliates and the Lender other than in respect of the material definitive agreement. The terms and conditions of the agreement that are material to the Registrant are as follows:

Lender disbursed $60,000 of the principal balance of the loan (“the Note”) on August 24, 2007 and agrees to disburse $90,000 upon written request of the Registrant on or after August 31, 2007. The maturity date of the Note is October 24, 2007.

Interest is payable on the Note on the first day of each month prior to the maturity date, beginning October 1, 2007.

The interest rate is 7% a year unless acceleration has occurred or there exists an Event of Default, in which event the interest rate is the lesser of 7% plus 10% or the highest legal rate at which usury does not apply. An Event of Default occurs if there is a failure of the Registrant to make an installment of principal or interest that is due on or before 5 days after such payment is due.

The Note is secured by all the property of the Registrant.

The Registrant has granted the Lender an option to purchase common stock of the Registrant as follows:

During the Exercise Period, the Lender has the option to purchase shares of Registrant’s common stock in an aggregate amount that would equal 90% of all such outstanding shares computed after the issuance of the shares so purchased. The purchase price a share shall be equal to the quotient of (a) $2,222,222 divided by (b) the product of (i) the number of common shares of Registrant outstanding before the purchase, multiplied by (ii) 11.111.

The exercise period shall begin the date that Registrant obtains shareholder consent to increase its number of authorized shares outstanding to an amount sufficient to issue to Lender the common shares under option, and the exercise period shall terminate 60 days after such date.

Should Lender exercise its option and thereby acquire sufficient control of Registrant to influence management, Registrant shall enter into two-year management contracts with Carl Yeatman, Carl Glenn and Douglas Newman at an aggregate compensation for all three contracts of $900,000, payable $300,000 upon execution of the contracts with the remainder payable over the remaining 24 months.

Upon Lender’s acquisition of control of Registrant, Lender shall make available to Registrant Lender’s intellectual property regarding crude oil upgrading.

Item 2.03 Creation of a Direct Financial Obligation

See the disclosures to Item 1.01 above.

Item 9.01 Exhibits

Exhibit	Description

10.1	Promissory Note dated August 24, 2007 for $150,000 in favor of CTI Petroleum, Inc.
10.2	Option Agreement in favor of CTI Petroleum, Inc.
10.3	Security Agreement in favor of CTI Petroleum, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2007	Consolidated Oil & Gas, Inc.

	By	/s/ Carl Yeatman
Carl Yeatman, CEO